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                                                                     EXHIBIT 3.1

                                                           STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 11/13/2000
                                                           001568465-2144057

                            CERTIFICATE OF AMENDMENT

                                       OF

                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                            OF eVENTURES GROUP, INC.

                                   ----------

         eVENTURES GROUP, INC. (hereinafter called the "Corporation"), organized and existing under and by virtue of the General Corporation law of the State of Delaware,


         DOES HEREBY CERTIFY:

         FIRST: That at a meeting of the Board of Directors of the Corporation, resolutions were duly adopted setting forth an amendment to the Amended and Restated Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and directing that the amendment be considered at the next annual meeting of the stockholders of the Corporation. The resolution setting forth the amendment is as follows:

         RESOLVED: That the first paragraph of Article FOURTH of the Amended and Restated Certificate of Incorporation relating to the total number of shares of stock which this Corporation shall have authority to issue be and hereby is deleted and the following new first paragraph of Article FOURTH is inserted in lieu thereof:

                  "FOURTH: The aggregate number of shares which the Corporation shall have the authority to issue is 225,000,000, consisting of (i) 200,000,000 shares of Common Stock, par value $0.00002 per share (the "Common Stock"), and (ii) 25,000,000 shares of Preferred Stock, par value $0.00002 per share (the "Preferred Stock")."

                  SECOND: That thereafter, the annual meeting of the stockholders of the Corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

                  THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.
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         IN WITNESS WHEREOF, the Corporation has caused this Certificate of
Amendment of Amended and Restated Certificate of Incorporation to be duly executed this 10th day of November, 2000.




                                     /s/ STUART J. CHASANOFF
                                     -------------------------------------------
                                     By:  Stuart J. Chasanoff
                                     Its: Senior Vice President, General Counsel
                                          and Secretary





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